EXHIBIT 10.1


                        TENET INFORMATION SERVICES, INC.

                     DELTA HEALTHCARE CONSULTING GROUP, INC.

                        AGREEMENT REGARDING INTELLICHART


     This Agreement Regarding IntelliChart (the "Agreement") is made and entered into by and between Tenet Information Services, Inc., a Utah corporation having its principal place of business at 53 West, 9000 South, Sandy Utah ("Tenet"), and Delta Healthcare Consulting Group, Inc., a Utah corporation having its principal place of business at 53 West, 9000 South, Sandy, Utah ("Delta"), effective as of May 23, 2003 (the "Effective Date").

                                    Recitals

     A. On the Effective Date, Tenet is selling to Delta assets relating to the consulting business previously conducted by Tenet (the "Consulting Business"), pursuant to the terms of an Agreement for Sale and Purchase of Assets dated as of May 23, 2003 (the "Asset Sale Agreement").

     B. Tenet has developed a software program called IntelliChart for use in the Consulting Business, intended to assist clients of such Consulting Business in making staffing decisions based on patient care needs, by providing patient tracking and classification information (the "Licensed Program").

     C. In connection with the sale of assets of the Consulting Business to Delta, Tenet and Delta desire that Tenet grant and license to Delta certain rights with respect to the Licensed Program, as set forth below, with terms designed to permit Delta to make reasonable use of the Licensed Program in connection with the operation of the Consulting Business after the Effective Date, but providing reasonable protections to Tenet and its successors and assigns, with respect to other businesses and operations conducted by them, and other software programs developed and acquired by Tenet or its successors, which are utilized in such businesses and operations, and contain some of the same codes and features as the Licensed Program.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of License. Subject to all of the terms, conditions and limitations of this Agreement, Tenet hereby grants to Delta, and Delta accepts from Tenet, an exclusive (to the extent provided herein), worldwide, fully paid-up right and license (the "License") to reproduce, use, modify, market and distribute the Licensed Program for Permitted Applications (as defined below), in the form existing on the Effective Date, together with modifications made thereto by Tenet as referenced in Section 10 below, and all modifications or improvements thereto or derivations thereof made by Delta during the term of


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this Agreement.  The License is intended to allow Delta, during the term of this
Agreement, and subject to the conditions and limitations set forth herein, to use the Licensed Program in the Consulting Business and make it available to the customers of the Consulting Business.

     2. Preparation of Separate Compilation; Tenet Obligations for Hospital. In order to separate, to the extent possible, the code required for the Licensed Program from the code relating to features of Tenet's EDNet product which are not utilized by the Licensed Program, Tenet has undertaken to separately and incrementally compile the code relating to the units, forms and features of the Licensed Program, and will present to Delta a disk with a copy of the source code required to compile the Licensed Program's applications, but without code or features not required for operation of the Licensed Program. This code will be the only code to which Delta will have access. Tenet will promptly take action to swap out the previous version of the Licensed Program Product currently installed with the Hospital (as defined in the Asset Sale Agreement), in exchange for this new, separately compiled version, and assume any costs associated with such transition. Tenet will also fulfill its contractual obligation to place source code in escrow for the Hospital, in accordance with the contract entered into between Tenet and Hospital.

     3. Ownership of Licensed Program; Use of Marks; Existing Codes. Tenet shall at all times retain ownership to the Licensed Program, including modifications and enhancements thereto made by Tenet. Delta shall own all modifications and enhancements to the Licensed Program made by Delta. During the term of this Agreement, Delta shall not be entitled to use any of Tenet's trademarks in the conduct of the Consulting Business or the use or distribution of the Licensed Program, except as Tenet may specifically agree in writing from time to time. Tenet and its successors in interest will own all intellectual property rights with respect to the existing source and object codes of the Licensed Program as of the Effective Date, as included in the separately compiled product as referenced above (the "Existing Codes"). Delta will have access to the Existing Codes, in order to be able to customize the features of the Licensed Program for use in Permitted Applications, but for no other purposes.

     4. Obligation to Secure Third Party Licenses. The parties hereto understand and acknowledge that with the separate compilation of the Licensed Program as provided above, Delta will be required to obtain its own licenses with respect to use of third party software utilized as components within the Licensed Program, and Delta agrees to acquire all required licenses, so that use of the Licensed Program as contemplated herein does not violate the rights of any such third party licensors.

     5. Permitted Applications. The License only grants to Delta the right to use the Licensed Program in the conduct of the Consulting Business, and to license customers of the Consulting Business to use the Licensed Program and any modifications thereto or derivations thereof only for one or more of the Permitted Applications as described below. For purposes of this Agreement, the term "Permitted Applications" shall mean the provision of patient classification and determination of workload requirements by patient type, to hospitals, other health care facilities, and any of the departments thereof. The License grants to Delta the right to use, market and license the Licensed Program or any of the Existing Code or any derivations thereof for any Permitted Applications, subject to the terms and conditions of this Agreement.


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     6.   Prohibited Applications and Markets.  The License does not grant to
Delta, and Delta will not have, any right to use the Licensed Program or any of the Existing Code or any derivations thereof for, and Delta agrees that it will not undertake in any way to sell, lease, license, publish or distribute the Licensed Program or any portions thereof for, and will not undertake in any way to sell, lease, license, publish or distribute the Licensed Program or any portions thereof for use in (and will not permit others to take any such action for any such use in), any information system technologies, programs or applications that provide any of the following functionality (the "Prohibited Applications"):

          Individual patient demographic identification, except as currently in use in the IntelliChart program
          Patient order entry and workload assignment (other than workload identification and measurement)
          Documentation of patient encounters (other than identification of numbers of patients by class level, including turnover rates and related information as currently provided in the Licensed Program)
          Charge capture as a result of patient encounters (provided that this restriction shall not preclude interfaces with hospital charging systems)
          Outcome measurement based on patient encounter documentation
          Triage, tracking, prescription writing, discharge

for use in any of the following markets (the "Prohibited Markets"):

          Respiratory care
          Physical therapy
          Occupational therapy
          Speech therapy
          Recreational therapy
          Emergency department
          Urgent care facilities
          Inpatient / outpatient surgery
          General and intensive care nursing in hospitals
          Labor and delivery (perinatal) departments in hospitals.

     7. End-User Sublicenses; Support to End Users. Delta shall be entitled to distribute and grant rights to use of the Licensed Program, as it may be modified from time to time, only to customers of Delta's Consulting Business. All end users of the Licensed Program must execute an end user license agreement, and all such agreements shall be in a form reasonably approved by Tenet, consistent with the terms of this Agreement. Except as otherwise specifically provided in Section 5.1 of the Asset Sale Agreement, Delta must provide all support for all end users of the Licensed Program and any warranties with respect to the Licensed Program will come only from Delta.

     8. Payments. The License is granted to Delta in partial consideration for the payments and other consideration provided by Delta to Tenet pursuant to the Asset Sale Agreement. Delta shall have no further payment obligations to Tenet or its successors or assigns with respect to the authorized use of the


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Licensed Program, except as specifically provided herein.  Delta shall be free to charge its clients with respect to use or licensing of the Licensed Program as Delta may determine to be appropriate, with no royalties being paid to Tenet or its successors.

     9. No Warranties. Tenet makes no representations or warranties regarding the performance or utility of the Licensed Program. Tenet shall be solely responsible for the use of the Licensed Program in the Consulting Business, and for any claims from its customers regarding the Licensed Program, its use or utility.

     10. Actions to Achieve Acceptance in Initial Installation. Tenet shall be entitled to take all actions it determines to be appropriate to modify the Licensed Program to meet the requirements of the Texas Children's Hospital ("Hospital"), as contemplated by Section 5.1 of the Asset Sale Agreement, and Delta shall have access to, and the right to use pursuant to the License, all such modifications to the Licensed Program.

     11.  Term.

          (a) Term. The term of this Agreement and the License granted hereunder shall commence on the Effective Date and shall continue thereafter, unless earlier terminated as provided in this Section 11 or elsewhere in this Agreement.

          (b) Termination for Default. Either party may, at its option, terminate this Agreement and the License granted hereunder if the other party defaults in the performance of a material obligation hereunder and if such default has not been corrected within thirty days after receipt of notice describing such default.

          (c) Termination for Other Causes. If either party (i) becomes involved in any voluntary or involuntary bankruptcy or other insolvency proceedings, or (ii) ceases to be actively engaged in business, the other party may, at its option, elect to terminate this Agreement upon written notice to such party.

     12.  Covenants of Delta.

          (a) Responsibility for Customer Support; Copyright Notices. Delta shall be responsible for providing all support and maintenance services for all clients of the Consulting Business, and all users of the Licensed Program, including the Hospital after the Hospital accepts the installation of the Licensed Program. Delta will provide all required copyright notices on all copies of the Licensed Program and related literature, including any copyright notices reasonably requested by Tenet or its successor in interest.

          (b) Confidential Treatment. Delta acknowledges that the use of any information, technology or other items confidential or proprietary to Tenet other than as specifically authorized by this Agreement are prohibited, and would cause irreparable injury to Tenet. Delta agrees to maintain the confidentiality of all confidential and proprietary information received from Tenet, and not to use or disclose any such information except as specifically authorized in writing by Tenet. The obligations set forth in this paragraph shall survive the termination of this Agreement.


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          (c)  Covenant Not to Compete.

               (1) Covenant. As a condition and inducement to Tenet's execution of, and performance of its obligations under, this Agreement and the Asset Sale Agreement, and for the consideration provided for herein and therein, Delta hereby agrees that it will not, except as otherwise specifically agreed from time to time by Tenet in writing, directly or indirectly compete, alone or in association with others, with the business of Tenet or any acquirer of the EDNet and ARCNet businesses (collectively the "Protected Party"), for the period commencing from the Effective Date of this Agreement and continuing during the period ending eighteen months after the Effective Date (the "Restrictive Period").

               (2) Definition. The phrase "directly or indirectly compete" shall mean: engaged in owning, managing, operating, controlling or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as an owner, director, officer, employee, agent, advisor, consultant, sole proprietor or otherwise in any business engaged in providing any products or services for Prohibited Applications within any of the Prohibited Markets, in any State of the United States, or in any country or other jurisdiction in which a Protected Party is then conducting its business.

               (3) Acknowledgment Reasonableness of Covenants. Delta specifically acknowledges and agrees that (i) the nature of the limitations upon the activities of Delta as provided herein, together with the duration and scope of such restrictions, are reasonable limitations on their activities, (ii) the restrictions are required to preserve, promote and protect the business, accounts, commercial relationships, proprietary information and goodwill of the Protected Party, and its successors and assigns, and impose no greater restraint than is reasonably necessary to secure such protection, and (iii) any breach or threatened breach by Delta of the covenants set forth above would cause irreparable harm to the Protected Party for which damages at law would be an inadequate remedy. Delta hereby agrees that in any such instance, and without proof of actual damage, the Protected Party shall be entitled to specific performance of the covenants set forth in this Section 12(c) and to seek injunctive or other equitable relief, in addition to any other remedy to which such parties may be entitled. Delta hereby waives any requirement of the Protected Party to post a bond as a condition for any injunctive relief, and the Protected Party is entitled to damages in such amount as it may prove.

               (4) Severability. If any of the provisions of this Section 12(c) is held to be unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration or geographic area of this covenant to preserve the enforceability hereof to the maximum extent then permitted by law. The enforceability of this covenant is subject to the injunctive and other equitable powers of a court of competent jurisdiction.

     13.  Covenants of Tenet.

          (a) Limitations on Other Licenses. During the Restrictive Period, and while Delta is in compliance with its obligations hereunder, Tenet shall not license to any other party any right to utilize the Licensed Program for any of the Permitted Applications. This restriction will not be construed to limit Tenet's right to (i) transfer or license any rights with respect to the EDNet or


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ARCNet programs, or (ii) grant or license rights to utilize any software program for any Prohibited Application in any Prohibited Market.

          (b) Grant of Right to IntelliChart Name. Tenet grants and conveys to Delta all rights and interests that Tenet may have with respect to the IntelliChart name, and Tenet agrees to execute such additional documentation as Delta may reasonably request to document such transfer of rights and interests.

          (c) Maintenance of Initial Installation. Tenet agrees to maintain the IntelliChart software at the Hospital site until such time as the Hospital accepts the Licensed Program, consistent with, and to the extent contemplated by, Tenet's obligations relating thereto as set forth in the Asset Sale Agreement. In connection therewith, Tenet agrees to take the actions reasonably necessary to correct current deficiencies in the Licensed Program, including completion of contracted reports, as required to obtain acceptance by the Hospital, as provided by, in accordance, and to the extent required by, the provisions of, the Asset Sale Agreement.

     14.  General Provisions.

          (a) Notices All notices to be given under this Agreement shall be in writing and shall be deemed given (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the address for such party appearing on the first page of this Agreement, or such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Utah, without giving effect to the choice of law principles thereof.

            (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof.

           (d) Assignment. Delta shall not assign this Agreement or any rights hereunder without the prior written consent of Tenet. Subject to this restriction, this Agreement shall benefit and bind the successors and assigns of the parties, and it is expressly acknowledged that Tenet may assign any or all of its rights and obligations hereunder to any acquirer of Tenet's interest in its EDNet and ARCNet products.

          (e) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.



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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.



                    TENET:

                    TENET INFORMATION SERVICES, INC.


                    By:  /s/ Jerald N. Nelson
                       -----------------------
                       Name:  Jerald N. Nelson
                       Title:  President



                    DELTA:

                    DELTA HEALTHCARE CONSULTING GROUP, INC.


                    By:  /s/ Frank Overfelt
                       ----------------------
                       Name:  Frank Overfelt
                       Title:  President



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